EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Trustees
First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement (No. 33-22837) on Form S-8 of First Financial Holdings, Inc., dated June 27, 1988, as amended, of our report dated May 24, 2013 on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the year ended December 31, 2012 included in the Annual Report (Form 11-K).

/s/ Elliott Davis, LLC

Greenville, South Carolina

May 24, 2013

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